Exhibit 99.1

www.brileyfin.com

B. Riley Financial Reports Strong Third Quarter 2020 Results

Q3 2020 Consolidated Revenues of $226.3 million and Net Income of $47.3 million, or $1.75 per Diluted Share

Year-to-Date Consolidated Revenues of $492.5 million and Net Income of $30.3 million

Q3 2020 Operating adjusted EBITDA of $67.2 million; YTD Operating Adjusted EBITDA of $184.9 million

Regular Quarterly Cash Dividend Raised to $0.375 per Common Share

Board of Directors Approves Additional Share Repurchase Program

LOS ANGELES, October 29, 2020 – B. Riley Financial, Inc. (NASDAQ:RILY) (“B. Riley” or the “Company”) today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•	GAAP consolidated revenues of $226.3 million
•	Net income available to common shareholders of $47.3 million, or $1.75 per diluted share
•	Adjusted EBITDA (1) of $94.1 million
•	Operating revenues (2) of $194.5 million and operating adjusted EBITDA (3) of $67.2 million

“We delivered strong third quarter results across our business lines which generated net income of $47.3 million compared to $34.3 million last year and operating adjusted EBITDA growth of over 90%,” said Bryant Riley, Chairman and Co-Chief Executive Officer. “Our capital markets group was the primary driver of growth this quarter, having realized impressive performance in all of its verticals. Our focus on helping small cap companies navigate financial markets with advisory, capital raising, and restructuring services is the ethos of our firm and this quarter confirmed that we provide vital services during periods of market turmoil like we have seen with COVID-19. As we continue to creatively gain market share in each of our segments within capital markets, we anticipate becoming the market leader within the small cap ecosystem. In addition to capital markets, we have continued to see strong performance out of our liquidation business given the unfortunate ramifications of COVID-19. Additionally, our valuation business, brand portfolio, and wholly owned subsidiaries within our principal investments business continue to generate steady cash flows and healthy returns on invested capital. Finally, we continue to view our balance sheet as a vital differentiator that sets us apart from the competition. We saw investment gains of $32 million in the quarter which marks a continued recovery from our first quarter losses. This understates the importance that our strong balance sheet and our net cash and investments have on driving growth and cash flow across our segments. We pride ourselves on being solution providers to companies in need and use our balance sheet as a tool to generate both fees and returns. When I look through our portfolio, I am as optimistic as I have ever been about its future performance and love our set up as we finish the remainder of the year. Year-to-date, we have delivered net income of $30.3 million and almost $185 million of operating adjusted EBITDA, up 90% over last year. In addition, we have a clear line of sight to delivering strong growth in the fourth quarter as well. Our strong performance and the confidence we have in our business strategy and future are the primary reasons for our increasing our regular quarterly dividend to $0.375.”

Mr. Riley added, “Since the formation of B. Riley Financial in 2014, our philosophy has been to provide a regular dividend enhanced by special dividends based on the strength of our episodic businesses.  As our overall business has become increasingly diversified and recurring in nature, we feel a larger regular dividend annualized at $1.50 per share is more appropriate to reflect the underlying cash flow generating power of our business.  To be clear, we will continue to consider special dividends when appropriate, and trust that a stable and growing regular dividend will be appreciated by our shareholders. In addition, we will continue to opportunistically repurchase shares as noted by our buyback authorization. Year-to-date, we repurchased approximately 1.7 million shares representing approximately 7% of our shares outstanding.”

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Co-Chief Executive Officer Tom Kelleher added, “This past quarter we took concerted steps to position our platform to drive increased client and shareholder value by rebranding our operating companies and providing greater visibility into the breadth of our offerings. In addition, we launched our venture capital business which should strengthen our capabilities to identify, acquire and invest in attractive emerging growth companies and is a highly strategic addition to our already broad platform. Moving forward, we are confident in our strategy and our ability to drive continued growth.”

Third Quarter 2020 Financial Summary

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2020	2019	2020	2019
Revenues
Operating Revenues (2)	$194,500	$139,795	$528,657	$415,145
Investment Gains (Loss) (4)	31,753	40,268	(36,142)	71,730
Total Revenues	$226,253	$180,063	$492,515	$486,875

Adjusted EBITDA (1)
Operating Adjusted EBITDA (3)	$67,222	$35,200	$184,886	$97,209
Investment Adjusted EBITDA (5)	26,911	35,130	(38,554)	60,407
Total Adjusted EBITDA	$94,133	$70,330	$146,332	$157,616

B. Riley Financial reported total revenues of $226.3 million for the three months ended September 30, 2020, up from $180.1 million in total revenues for the prior year period. Operating revenues (2) totaled $194.5 million compared to $139.8 million in the prior year period.

Net income available to common shareholders totaled $47.3 million, or $1.75 per diluted share, compared to net income of $34.3 million, or $1.21 per diluted share, for the prior year period.

Total adjusted EBITDA (1) increased to $94.1 million from $70.3 million for the third quarter of 2019. Operating adjusted EBITDA (3) increased to $67.2 million from $35.2 million for the prior year period.

For the first nine months of 2020, B. Riley’s total revenues were $492.5 million, operating revenues (2) totaled $528.7 million and net income totaled $30.3 million. During that same period, total adjusted EBITDA was $146.3 million and operating adjusted EBITDA was $184.9 million.

Investment gains (4) of $31.8 million in the third quarter reflected a continued recovery from the significant mark-to-market losses experienced in the first quarter of 2020 due to the impact of COVID-19 on equity markets. B. Riley’s proprietary investments are comprised of certain private and public securities and loans which also create revenue opportunities for the Company’s operating business while driving long-term value for its clients, partners, and shareholders.

Supplemental Financial Data

B. Riley has presented information related to its operating results and investments to provide investors with additional metrics regarding its performance and overall results of operations. Further details related to these metrics can be found in a Financial Supplement on the Company’s investor relations website at ir.brileyfin.com.

Third Quarter 2020 Segment Financial Summary

	Three Months Ended
	September 30, 2020
(Dollars in thousands)	Capital Markets	Auction and Liquidation	Valuation and Appraisal	Principal Investments	Brands
Operating Revenues (2)	$115,058	$44,185	$9,655	$21,602	$4,000
Investment Gains (4)	31,753	-	-	-	-
Segment Revenue	$146,811	$44,185	$9,655	$21,602	$4,000

Segment Operating Income (6)	37,900	$12,000	$2,972	$8,368	$2,292
Investment Gains Income (5)	26,911	-	-	-	-
Segment Income (Loss)	$64,811	$12,000	$2,972	$8,368	$2,292

•	Capital Markets segment revenues increased to $146.8 million compared to $134.1 million for the prior year period. The increase was primarily driven by increased fees from advisory services, the addition of our real estate consulting business and an increase in income related to minority investments.
•	Auction and Liquidation performance was driven by a number of retail liquidations in the US and in Europe as our group further capitalized on the current challenging retail market conditions created by COVID-19.
•	Valuation and Appraisal results continue to be negatively impacted by COVID-19 but overall business conditions and activity continue to show signs of recovery.
•	Principal Investments companies, United Online and magicJack, continued to deliver solid operating performance and cash flow generation despite the impact of COVID-19.

As of September 30, 2020, cash and investments totaled $991.7 million, including cash and cash equivalents of $169.7 million. The Company’s investment balance included approximately $58.4 million of other equity investments reported in prepaid and other assets. Total cash and investments net of debt, including investments reported in prepaid and other assets, was $83.6 million.

Share Repurchases

The Board of Directors has approved an additional share repurchase program for up to $50 million. In July, B. Riley announced an agreement to repurchase 900,000 shares of its common stock as part of a privately negotiated transaction. During the third quarter, the Company repurchased 450,000 shares of these 900,000 shares and expects to purchase the remaining shares by year-end, subject to various factors including price, trading volume, corporate requirements, and market conditions. Year-to-date through September 30th, B. Riley has repurchased approximately 1.7 million of its common shares.

Dividend

B. Riley’s Board of Directors approved an increase in the Company’s regular quarterly dividend to $0.375 per common share, from the previous regular quarterly dividend of $0.30 per common share. The quarterly dividend of $0.375 per common share will be paid on or about November 24, 2020 to stockholders of record as of November 10, 2020.

Conference Call

Management will host a conference call today, Thursday, October 29, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time), to discuss the Company’s quarterly results. The live broadcast and archived recording will be available on the Company’s investor relations website at https://ir.brileyfin.com/events-and-presentations.

Date:	Thursday October 29, 2020
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-877-451-6152
International:	1-201-389-0879

Replay Dial-In (expires on Thursday, November 5, 2020)

Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	13711619

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial, Inc. provides collaborative financial services solutions tailored to fit the capital raising, business, operational, and financial advisory needs of its clients and partners. B. Riley operates through several subsidiaries which offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting, litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles. For more information about B. Riley and its affiliated companies, visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix.
(2)	Operating revenue is defined as the sum of revenues from service and fees, interest income - loans and securities lending, and sales of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income (losses) and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment gains income are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Segment operating income is defined as segment income excluding trading income (losses) and fair value adjustments on loans and other investment related expenses

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2020, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable)and any additional information included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA , net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, trading income (losses) and fair value adjustments on loans, and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (losses) and fair value adjustments on loans, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Contacts Investors Brad Edwards ir@brileyfin.com	Media Scott Cianciulli press@brileyfin.com

B. RILEY FINANCIAL, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$169,676	$104,268
Restricted cash	1,410	471
Due from clearing brokers	19,589	23,818
Securities and other investments owned, at fair value	459,480	408,213
Securities borrowed	676,423	814,331
Accounts receivable, net	45,654	46,624
Due from related parties	3,766	5,832
Advances against customer contracts	900	27,347
Loans receivable, at fair value (includes $236,018 from related parties at September 30, 2020)	344,339	43,338
Loans receivable, at cost (includes $157,080 from related parties at December 31, 2019)	—	225,848
Prepaid expenses and other assets	87,560	81,808
Operating lease right-of-use assets	43,514	47,809
Property and equipment, net	11,986	12,727
Goodwill	227,046	223,697
Other intangible assets, net	194,516	220,525
Deferred income taxes	14,223	31,522
Total assets	$2,300,082	$2,318,178
Liabilities and Equity
Liabilities:
Accounts payable	$4,226	$4,477
Accrued expenses and other liabilities	127,036	130,714
Deferred revenue	70,565	67,121
Due to related parties and partners	777	1,750
Securities sold not yet purchased	48,125	41,820
Securities loaned	667,109	810,495
Mandatorily redeemable noncontrolling interests	4,462	4,616
Operating lease liabilities	55,790	61,511
Notes payable	714	38,167
Loan participations sold	13,919	12,478
Term loan	52,452	66,666
Senior notes payable	854,926	688,112
Total liabilities	1,900,101	1,927,927

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 3,831 and 2,349 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; liquidation preference of $95,773 and $58,723 as of September 30, 2020 and December 31, 2019, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 25,431,575 and 26,972,332 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.	3	3
Additional paid-in capital	332,085	323,109
Retained earnings	43,938	39,536
Accumulated other comprehensive loss	(2,167)	(1,988)
Total B. Riley Financial, Inc. stockholders’ equity	373,859	360,660
Noncontrolling interests	26,122	29,591
Total equity	399,981	390,251
Total liabilities and equity	$2,300,082	$2,318,178

B. RILEY FINANCIAL, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Services and fees	$144,823	$113,111	$429,799	$356,975
Trading income (loss) and fair value adjustments on loans	31,753	40,268	(36,142)	71,730
Interest income - Loans and securities lending	26,026	25,766	72,383	54,147
Sale of goods	23,651	918	26,475	4,023
Total revenues	226,253	180,063	492,515	486,875
Operating expenses:
Direct cost of services	23,264	7,936	51,201	41,715
Cost of goods sold	9,813	911	11,442	3,835
Selling, general and administrative expenses	97,143	101,092	291,449	287,963
Restructuring charge	1,557	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Interest expense - Securities lending and loan participations sold	10,975	10,273	30,669	22,579
Total operating expenses	142,752	120,212	398,818	357,791
Operating income	83,501	59,851	93,697	129,084
Other income (expense):
Interest income	67	361	537	1,329
Income (loss) from equity investments	409	1,113	(145)	(4,049)
Interest expense	(16,374)	(12,772)	(48,537)	(35,130)
Income before income taxes	67,603	48,553	45,552	91,234
Provision for income taxes	(18,711)	(14,409)	(13,380)	(26,802)
Net income	48,892	34,144	32,172	64,432
Net income (loss) attributable to noncontrolling interests	513	(158)	(1,382)	(50)
Net income attributable to B. Riley Financial, Inc.	48,379	34,302	33,554	64,482
Preferred stock dividends	1,088	—	3,230	—
Net income available to common shareholders	$47,291	$34,302	$30,324	$64,482

Basic income per common share	$1.86	$1.29	$1.18	$2.45
Diluted income per common share	$1.75	$1.21	$1.14	$2.37

Weighted average basic common shares outstanding	25,446,292	26,556,223	25,699,735	26,351,839
Weighted average diluted common shares outstanding	27,050,448	28,233,423	26,689,700	27,251,837

B. RILEY FINANCIAL, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$32,172	$64,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,765	14,217
Provision for doubtful accounts	2,438	1,646
Share-based compensation	14,267	10,276
Fair value adjustments, non-cash	21,755	(13,343)
Non-cash interest and other	(12,901)	(14,941)
Effect of foreign currency on operations	(602)	8
Loss from equity investments	145	4,049
Deferred income taxes	17,312	6,358
Impairment of intangibles and loss on disposal of fixed assets	14,057	(327)
Gain on extinguishment of debt	(1,556)	—
Income allocated for mandatorily redeemable noncontrolling interests	779	857
Change in operating assets and liabilities:
Due from clearing brokers	4,230	9,947
Securities and other investments owned	(36,859)	(32,122)
Securities borrowed	137,908	211,139
Accounts receivable and advances against customer contracts	25,336	(8,645)
Prepaid expenses and other assets	(3,507)	(9,619)
Accounts payable, accrued expenses and other liabilities	(10,297)	31,473
Amounts due to/from related parties and partners	1,093	(4,574)
Securities sold, not yet purchased	6,304	(8,531)
Deferred revenue	3,444	(502)
Securities loaned	(143,386)	(215,575)
Net cash provided by operating activities	86,897	46,223
Cash flows from investing activities:
Purchases of loans receivable	(169,100)	(350,695)
Repayments of loans receivable	75,982	98,742
Sale of loan receivable to related party	1,800	—
Proceeds from loan participations sold	2,400	31,806
Repayment of loan participations sold	(1,131)	(3,175)
Purchases of property, equipment and other	(1,517)	(2,885)
Proceeds from sale of property, equipment and intangible assets	1	504
Purchase of equity investments	(6,486)	(33,391)
Proceeds from sale of division of magicJack	—	6,196
Dividends and distributions from equity investments	1,005	1,454
Acquisition of other businesses	(1,500)	–
Net cash used in investing activities	(98,546)	(251,444)
Cash flows from financing activities:
Repayment of asset based credit facility	(37,096)	—
Repayment of notes payable	(357)	(357)
Proceeds from term loan	—	10,000
Repayment of term loan	(14,429)	(17,924)
Proceeds from issuance of senior notes	171,417	244,497
Redemption of senior notes	(1,829)	—
Payment of debt issuance costs	(2,761)	(4,212)
Payment of employment taxes on vesting of restricted stock	(2,950)	(2,626)
Common dividends paid	(25,822)	(25,049)
Preferred dividends paid	(3,230)	—
Repurchase of common stock	(38,348)	(4,273)
Repurchase of warrants	—	(2,777)
Distribution to noncontrolling interests	(3,013)	(1,095)
Proceeds from issuance of preferred stock	36,007	—
Net cash provided by financing activities	77,589	196,184
Increase (decrease) in cash, cash equivalents and restricted cash	65,940	(9,037)
Effect of foreign currency on cash, cash equivalents and restricted cash	407	(183)
Net increase (decrease) in cash, cash equivalents and restricted cash	66,347	(9,220)
Cash, cash equivalents and restricted cash, beginning of period	104,739	180,278
Cash, cash equivalents and restricted cash, end of period	$171,086	$171,058

Supplemental disclosures:
Interest paid	$75,231	$52,931
Taxes paid	$1,460	$5,029

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Capital Markets segment:
Revenues - Services and fees	$89,032	$68,062	$280,303	$187,768
Trading income (losses) and fair value adjustments on loans	31,753	40,268	(36,142)	71,730
Interest income - Loans and securities lending	26,026	25,766	72,383	54,147
Total revenues	146,811	134,096	316,544	313,645
Selling, general and administrative expenses	(68,442)	(70,140)	(204,183)	(196,570)
Restructuring (charge) recovery	(1,417)	—	(1,417)	4
Interest expense - Securities lending and loan participations sold	(10,975)	(10,273)	(30,669)	(22,579)
Depreciation and amortization	(1,166)	(1,281)	(3,362)	(3,844)
Segment income	64,811	52,402	76,913	90,656
Auction and Liquidation segment:
Revenues - Services and fees	21,473	11,232	49,340	65,681
Revenues - Sale of goods	22,712	54	23,757	1,230
Total revenues	44,185	11,286	73,097	66,911
Direct cost of services	(18,373)	(2,371)	(36,406)	(21,584)
Cost of goods sold	(9,046)	(126)	(9,360)	(992)
Selling, general and administrative expenses	(4,625)	(2,835)	(8,880)	(9,045)
Restructuring (charge) recovery	(140)	—	(140)	—
Depreciation and amortization	(1)	(1)	(2)	(5)
Segment income	12,000	5,953	18,309	35,285
Valuation and Appraisal segment:
Revenues - Services and fees	9,655	10,818	26,112	29,143
Selling, general and administrative expenses	(6,632)	(7,331)	(19,643)	(21,492)
Depreciation and amortization	(51)	(36)	(139)	(100)
Segment income	2,972	3,451	6,330	7,551
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	20,663	22,999	63,037	74,383
Revenues - Sale of goods	939	864	2,718	2,793
Total revenues	21,602	23,863	65,755	77,176
Direct cost of services	(4,891)	(5,565)	(14,795)	(20,131)
Cost of goods sold	(767)	(785)	(2,082)	(2,843)
Selling, general and administrative expenses	(4,840)	(5,895)	(14,352)	(18,410)
Depreciation and amortization	(2,736)	(2,956)	(8,466)	(9,719)
Restructuring charge	—	—	—	(1,703)
Segment income	8,368	8,662	26,060	24,370
Brands segment:
Revenues - Services and fees	4,000	—	11,007	—
Selling, general and administrative expenses	(994)	—	(2,207)	—
Depreciation and amortization	(714)	—	(2,143)	—
Impairment of tradenames	—	—	(12,500)	—
Segment income (loss)	2,292	—	(5,843)	—
Consolidated operating income from reportable segments	90,443	70,468	121,769	157,862

Corporate and other expenses	(6,942)	(10,617)	(28,072)	(28,778)
Interest income	67	361	537	1,329
Income (loss) on equity investments	409	1,113	(145)	(4,049)
Interest expense	(16,374)	(12,772)	(48,537)	(35,130)
Income before income taxes	67,603	48,553	45,552	91,234
Provision for income taxes	(18,711)	(14,409)	(13,380)	(26,802)
Net income	48,892	34,144	32,172	64,432
Net income (loss) attributable to noncontrolling interests	513	(158)	(1,382)	(50)
Net income attributable to B. Riley Financial, Inc.	48,379	34,302	33,554	64,482
Preferred stock dividends	1,088	—	3,230	—
Net income available to common shareholders	$47,291	$34,302	$30,324	$64,482

B. RILEY FINANCIAL, INC.

Adjusted EBITDA Reconciliation and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to B. Riley Financial, Inc.	$48,379	$34,302	$33,554	$64,482
Adjustments:
Provision for income taxes	18,711	14,409	13,380	26,802
Interest expense	16,374	12,772	48,537	35,130
Interest income	(67)	(361)	(537)	(1,329)
Share based payments	4,778	4,728	14,267	10,276
Depreciation and amortization	4,886	4,473	14,765	14,217
Restructuring costs	1,557	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Transactions related costs and other	(485)	7	8,309	6,339

Total EBITDA adjustments	45,754	36,028	112,778	93,134

Adjusted EBITDA	$94,133	$70,330	$146,332	$157,616
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(31,753)	(40,268)	36,142	(71,730)
Other investment related expenses	4,842	5,138	2,412	11,323

Total Operating EBITDA Adjustments	(26,911)	(35,130)	38,554	(60,407)

Operating Adjusted EBITDA	$67,222	$35,200	$184,886	$97,209

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to B. Riley Financial, Inc.	$48,379	$34,302	$33,554	$64,482
Adjustments:
Share based payments	4,778	4,728	14,267	10,276
Amortization of intangible assets	3,919	3,310	11,967	10,031
Restructuring costs	1,557	—	1,557	1,699
Impairment of tradenames	—	—	12,500	—
Transactions related costs and other	(485)	7	8,309	6,339
Income tax effect of adjusting entries	(2,725)	(2,380)	(13,456)	(8,185)
Adjusted net income attributable to B. Riley Financial, Inc.	$55,423	$39,967	$68,698	$84,642

Adjusted income per common share:
Adjusted basic income per share	$2.18	$1.51	$2.67	$3.21
Adjusted diluted income per share	$2.05	$1.42	$2.57	$3.11

Shares used to calculate adjusted basic net income per share	25,446,292	26,556,223	25,699,735	26,351,839
Shares used to calculate adjusted diluted net income per share	27,050,448	28,233,423	26,689,700	27,251,837

Source: B. Riley Financial, Inc.

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